Exhibit 99.2

PodcastOne (Nasdaq: PODC) to Report First Quarter Fiscal 2027 Financial Results on August 12, 2026

Management to host conference call and webcast to discuss the results at 12:30 pm ET on that day

LOS ANGELES, Aug. 04, 2026 -- PodcastOne (Nasdaq: PODC), a leading publisher and podcast sales network, announced today the planned earnings release date and conference call timing for its first quarter (“Q1 Fiscal 2027”) of its fiscal year ending March 31, 2027 (“Fiscal 2027”), along with the following:

●	PodcastOne expects to report continued year-over-year growth in revenue and Adjusted EBITDA, reflecting ongoing operational momentum.

●	During the quarter, PodcastOne continued to grow organically and strengthen its balance sheet, and used stock-for-service deals to reduce cash obligations, resulting in increased stockholders' equity.

PodcastOne plans to announce its full operating and financial results for Q1 Fiscal 2027 and host an investor webcast to discuss the results and provide a business update on Wednesday, August 12th, 2026 at 12:30 pm Eastern Time (9:30 am Pacific Time).

To access the conference call or webcast, please use the following information:

Date:	Wednesday, August 12, 2026
Time:	12:30 pm ET (9:30 am PT)
Webcast Link:	https://events.q4inc.com/attendee/425589710
Dial-in:	(833) 461-5787
International Dial-in:	+44 808 196 8935
Conference Code:	425 589 710

About PodcastOne

PodcastOne (Nasdaq: PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E's Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne’s and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Press Contacts:

PodcastOne
Susan Madore
Susan@Guttmanpr.com

Investor Relations:

PodcastOne
ir@podcastone.com

Follow PodcastOne on social media: Facebook, Instagram, YouTube, and X at @podcastone.